Exhibit 99.1

For Immediate Release

Cephalon, Inc. Announces Agreement to Acquire Mepha AG

Expands Range of Products and Reach in Europe, Africa, and the Middle East

Transaction Expected to be Immediately Accretive
to Adjusted Earnings Per Share

FRAZER, PA-USA, Aesch-Switzerland, Maisons Alfort-France — February 1, 2010 — Cephalon, Inc. (Nasdaq: CEPH) announced today that it has signed an agreement to acquire Mepha AG and its subsidiaries, a profitable, privately-held, Swiss-based pharmaceutical company.  Mepha has specific expertise in innovative dosage formulations and markets both generic and branded generic products.  The acquisition diversifies the company’s business mix, doubles the size of its international business, and provides an attractive platform to launch current and future products in new, developed and emerging markets.

Mepha manufactures and markets over 120 products in 50 countries and recognized sales of approximately CHF 400 million in 2009.  With its exposure to high-growth international markets, and a track record of innovation, Mepha has achieved compound annual growth rates (CAGR) in sales of more than 13 percent over the last five years.  In addition to its existing products, Mepha has a broad pipeline of approximately 50 chemical entities planned for launch over the next five years.

Under the terms of the agreement, Cephalon will purchase Mepha AG for CHF 622.5 million, or an estimated $590 million USD, from the Merckle family-owned Mepha Holding AG, subject to adjustments upon closing.  The transaction is expected to close in the next 10-12 weeks upon completion of certain closing conditions, including receipt of applicable antitrust approvals.  Cephalon expects that the acquisition will be accretive to adjusted earnings per share in 2010 and will update its 2010 guidance when it reports full year 2009 financial results on February 11, 2010.  In the interim, the company withdraws its full year 2010 guidance issued on October 27, 2009.

“The addition of Mepha will transform our international business overnight, expanding our ability to serve global markets and reach patients in new territories for the first time,” said Frank Baldino, Jr., Ph.D., Chairman and CEO of Cephalon.  “With this deal, we now serve all three types of pharmaceutical markets, proprietary branded, generic and branded generic.  We believe this balance will increase the growth and stability of our business,” added Baldino.

Alain Aragues, Executive Vice President and President of Cephalon Europe, said, “The acquisition of Mepha will help us to significantly grow our current business and positions us as a more attractive partner for further business development opportunities in the European, Middle East and African regions.”

Dr. Thomas Villiger, CEO of Mepha Group, added, “Mepha and Cephalon complement each other as far as markets and products are concerned.  Mepha’s leading position on the Swiss market will be immediately enhanced by the addition of innovative therapies from Cephalon.”

Deutsche Bank Securities Inc. served as exclusive financial advisor to Cephalon.

Cephalon will host a conference call for investors and analysts on February 1, 2010, at 9:00 a.m. Eastern Time to discuss the transaction.  A slide presentation will be available on the company website at http://investors.cephalon.com/phoenix.zhtml?c=81709&p=irol-irhome

February 1, 2010, Schedule

8:10 a.m. EST	Company presentation will be made available.

8:50 a.m. EST	Conference line opens. To participate in the conference call, dial 913-312-0408 and refer to Conference Code Number 1894492.

9:00 a.m. EST	Conference call begins promptly.

Simultaneous Webcast

Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  Please click on the link and follow the prompts for registration and access.

If you are unable to listen to the live broadcast, an audio or webcast replay of the call will be available approximately two hours after the event until Midnight EST, February 8, 2010.  To listen to the audio replay, dial 719-457-0820 and use the Conference Code Number 1894492.

Additional information presented on the conference call may be made available on the Investor Information page of the company’s website.

About Mepha AG

Founded in 1949, Mepha is a Swiss-based pharmaceutical company marketing branded and non-branded generics as well as specialty products in more than 50 countries.  Mepha develops and manufactures its products in Aesch/Basel - Switzerland with a strong focus on Swiss-quality standards.  Mepha’s R & D focuses on the development of improved and innovative generics providing additional benefits for patients.  Furthermore, Mepha is active in malaria research offering innovative life-saving therapies for adults and children.

Mepha is the leading company on the Swiss generic market, with more than 120 products in over 500 packaging forms and also providing unique services to healthcare professionals and patients.  Mepha has operational subsidiaries in Portugal and the Baltics.  Through partnerships, Mepha markets its products in other European countries, in the Middle East, Africa, South and Central America as well as in Asia.  Mepha employs approximately 1,000 people worldwide, 500 of them in Switzerland.  For more information on Mepha, visit their website at www.mepha.com.

About Cephalon, Inc.

Cephalon is an international biopharmaceutical company dedicated to discovering, developing and bringing to market medications for difficult to treat and rare conditions.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients around the world in several therapeutic areas.  Cephalon has the distinction of being one of the world’s fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 3,000 people worldwide.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Operational subsidiaries are located in the United Kingdom, France, Germany, Italy, Spain, the Netherlands (which covers the entire Benelux region), and Poland (which covers Eastern Europe and Scandinavia).  Cephalon Europe markets more than 30 products in 50 countries in four therapeutic areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: NUVIGIL® (armodafinil) Tablets [C-IV], TREANDA® (bendamustine hydrochloride) for Injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), PROVIGIL® (modafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

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In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding the accretive nature of the acquisition of the Mepha Group with respect to Cephalon’s adjusted earnings per share in 2010, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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Source: Cephalon, Inc

Contacts:

US Media:	European Media:
Sheryl Williams	Marie-Dominique de La Salle	Linda Pavy
610-738-6493	+ 33 (1) 49 81 82 48	Burson Marsteller
swilliam@cephalon.com	mddelasalle@cephalon.com	+33 (6) 07 59 43 95
Linda.Pavy@bm.com

Investors:

Robert (Chip) Merritt

610-738-6376

cmerritt@cephalon.com